Exhibit 10.1

VERACYTE, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(as adopted March 10, 2015 by the Board and approved May 18, 2015 by the shareholders)

(as amended and restated on April 13, 2020 by the Board and

approved on June 5, 2020 by the shareholders)
1

SECTION 6	Withdrawal From The Plan.	6
(a)	Withdrawal	6
(b)	Re-enrollment After Withdrawal	6

SECTION 7	Change In Employment Status.	6
(a)	Termination of Employment	6
(b)	Leave of Absence	6
(c)	Death

SECTION 8	Plan Accounts and Purchase Of Shares.	7
(a)	Plan Accounts	7
(b)	Purchase Price	7
(c)	Number of Shares Purchased	7
(d)	Available Shares Insufficient	7
(e)	Issuance of Stock	7
(f)	Unused Cash Balances	7
(g)	Tax Obligations	8
(h)	Stockholder Approval	8

SECTION 9	Limitations On Stock Ownership.	8
(a)	Five Percent Limit	8
(b)	Dollar Limit	8

SECTION 10	Rights Not Transferable.	9

SECTION 11	No Rights As An Employee	9

SECTION 12	No Rights As A Stockholder.	9

SECTION 13	Securities Law Requirements.	9

SECTION 14	Stock Offered Under The Plan.	9
(a)	Authorized Shares	9
(b)	Antidilution Adjustments	10
(c)	Reorganizations	10

SECTION 15	Amendment Or Discontinuance.	10

SECTION 16	Equal Rights and Privileges	11

SECTION 17	Execution.	11

VERACYTE, INC.
AMENDED AND RESTATD EMPLOYEE STOCK PURCHASE PLAN

SECTION 1 Purpose of the Plan

The Plan was adopted by the Board on March 10, 2015 and became effective upon stockholder approval on May 18, 2015. The Plan was amended and restated on June 5, 2020. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2 Definitions.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.
(b) “Code” means the Internal Revenue Code of 1986, as amended.
(c) “Committee” means a committee designated by the Board, as described in Section 3.
(d) “Company” means Veracyte, Inc., a Delaware corporation.
(e) “Compensation” means, unless provided otherwise by the Committee, base salary, wages and commissions paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. “Compensation” shall, unless provided otherwise by the Committee, exclude variable compensation other than commissions (including bonuses, incentive compensation, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means any employee of a Participating Company, except that the Committee may exclude any or all of the following (other than where exclusion of such employees is prohibited by applicable law):

(i) employees who are not employed by the Company or a Participating Company prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(ii) employees who are customarily employed for twenty (20) or less hours per week;

(iii) employees who are customarily employed for five (5) months or less in a calendar year;

(iv) employees who are (i) “highly compensated employees” of the Company or any Participating Company (within the meaning of Section 414(q) of the Code), or (ii) any employee who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(v) employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;

(vi) individuals who provide services to the Company or any of its Participating Companies as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the fair market value of a share of Stock, determined by the Committee as follows:

(i) If Stock was traded on any established national securities exchange including the New York Stock Exchange or The NASDAQ Stock Market on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date; or

(ii) If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.
(j) “Offering” means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.

(k) “Offering Date” means the first Trading Day of an Offering.

(l) “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).
(m) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(n) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(o) “Plan” means this Veracyte, Inc. Amended and Restated Employee Stock Purchase Plan, as it may be amended from time to time.

(p) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q) “Purchase Date” means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering, and such date will be the last Trading Day of each Purchase Period.

(r) “Purchase Period” means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.

(s) “Purchase Price” means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).

(t) “Stock” means the Common Stock of the Company.

(u) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v) “Trading Day” means a day on which the national stock exchange on which the Stock is traded is open for trading.

SECTION 3 Administration Of The Plan.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of the Compensation Committee.

(b) Committee Responsibilities. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub plans which the Committee may establish (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Committee’s discretion, may provide for allocations of the authorized Shares reserved for issue under the Plan as set forth in Section 14(a)). The rules of such sub plans may take precedence over other provisions of the Plan, with the exception of Section 14(a), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with Section 423 of the Code. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.

SECTION 4 Enrollment And Participation.

(a) Offering Periods. While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period. Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges. The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed 12 months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan. The Committee may in its discretion, prior to commencement of an Offering, establish a maximum number of shares of Stock which may be purchased by an individual Participant, subject to the other limitations of the Plan. The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date. The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.

(b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period (or such earlier day as may be required by the Company), qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing and delivering the enrollment form prescribed for this purpose by the Company prior to the commencement of the Offering Period and otherwise within such time periods and in accordance with such procedures as may be established by the Company.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5 Employee Contributions.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering. Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided by the Committee, shall occur on each payday during participation in the Plan.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%. However, no payroll deduction will be made unless a Participant timely files the proper form with the Company after a registration statement covering the Stock is filed and effective under the Securities Act of 1933, as amended.

(c) Changing Withholding Rate. A Participant may not increase the rate of payroll withholding during the Offering Period, but unless otherwise provided under the terms and conditions of an Offering, may discontinue or decrease the rate of payroll withholding to a whole percentage of his or her Compensation, or zero, by filing with the Company a request for the reduction or cessation of payroll deductions in accordance with such procedures and subject to such limitations as the Company may establish for all Participants. If a Participant reduces his or her payroll deduction percentage to zero during an Offering by filing with the Company a request for cessation of payroll deductions, such will become reduction to become effective as soon as reasonably practicable and after such reduction becomes effective, (i) no further payroll deductions will be made for the duration of the Offering, (ii)

payroll deductions credited to the Participant’s account prior to the effective date of the request will be used to purchase shares of Stock on the next Purchase Date in accordance with Section 8(c) below and (iii) a reduction of the payroll deduction percentage to zero will be treated as such Participant’s withdrawal from such Offering and the Plan effective as of the day after the next Purchase Date following the filing date of such request with the Company. Subject to the limitations set forth in Subsection 5(b), a Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by filing a new enrollment form with the Company at the prescribed location and time

(d) Discontinuing Payroll Deductions. Employee contributions may be discontinued automatically pursuant to Section 9(b).

SECTION 6 Withdrawal From The Plan.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location. Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering. In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7 Change In Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate.

SECTION 8 Plan Accounts and Purchase Of Shares.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased during an Offering Period shall be the lesser of:
(i) 85% of the Fair Market Value of such share on the Purchase Date; or
(ii) 85% of the Fair Market Value of such share on the Offering Date.

(c) Number of Shares Purchased. As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Sections 4(a), 9(b) and 14(a). For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by all Participants in the aggregate.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

(g) Tax Obligations. To the extent required by applicable federal, state, local, or foreign law, a Participant will make arrangements satisfactory to the Company and the Participating Company employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Participating Company, as applicable, may withhold, by any method permissible under applicable law, the amount necessary for the Company or any Participating Company, as applicable, to meet applicable withholding obligations, including up to the maximum permissible statutory rates and including any withholding required to make available to the Company or any Participating Company, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

(h) Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9 Limitations On Stock Ownership.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:
(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;
(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and
(iii) Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds $25,000 of Fair Market Value of such Stock per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10 Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11 No Rights As An Employee

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12 No Rights As A Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13 Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14 Stock Offered Under The Plan.

(a) Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is 2,250,000 shares. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

(b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15 Amendment Or Discontinuance.

The Board (or any committee thereof to which it delegates such authority) shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board (or any committee thereof to which it delegates such authority) may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Further, the Board or Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during a Purchase Period or an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. In addition, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend, or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (a) amending the definition of compensation, including with respect to an Offering Period underway at the time; (b) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (c) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (d) reducing the maximum percentage of compensation a Participant may elect to set aside as payroll deductions; and (e) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. This Plan shall continue until the earlier to occur of (a) termination of this Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under this Plan.

SECTION 16 Equal Rights and Privileges.

All Eligible Employees granted an option under this Plan that is intended to meet the Code Section 423 requirements will have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with the Code Section 423 requirements). This Section 16 will take precedence over all other provisions in this Plan.

SECTION 17 Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

VERACYTE, INC.

/s/ Bonnie Anderson
By:	Bonnie Anderson
Title:	Chairman of the Board and Chief Executive Officer
Date:	06/05/2020